United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: September 22, 2005
(Date of earliest event reported)
EMAK Worldwide, Inc.
(exact name of registrant as specified in its charter)

Delaware	23346	13-3534145
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
6330 San Vicente Boulevard
Los Angeles, California 90048
(Address of Principal executive offices, including zip code)
(323) 932-4300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     At a regular meeting held on September 22, 2005, the Board of Directors of EMAK Worldwide, Inc. (the “Company”), on the recommendation of both its Corporate Governance/Nominating Committee and its Compensation Committee, approved compensation for Jeffrey S. Deutschman, a member of its Board of Directors. Mr. Deutschman serves on the Company’s Board of Directors as the representative of the holders of the Company’s Series AA Preferred Stock, and is thus not independent under applicable Nasdaq regulations. The Board determined that based upon his individual contribution and service to the Company and all of its stockholders as non-employee director, Mr. Deutschman should receive compensation on the same basis as the Company’s independent directors for the 2005-2006 director service year. Thus, Mr. Deutschman will receive a $22,000 annual retainer fee, $1,250 for each board meeting attended in person, $600 for each board meeting attended telephonically and 3,500 restricted stock units under the 2004 Non-Employee Director Stock Incentive Plan.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, INC.
Date: September 28, 2005	By:	/S/TERESA L. TORMEY
Teresa L. Tormey,
Executive Vice President, General Counsel and Secretary

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